WMX Group Holdings, Inc. (OTCQB: WMXGD) Enters Into A Definite Share Exchange Agreement With Oxford City Football Club, LLC

The Definite Share Exchange Agreement was Announced by CEO of WMX Group Holdings, Inc. and President of Oxford City Football Club, Thomas Anthony Guerriero.

DEERFIELD BEACH, Fla., April 30, 2013 /PRNewswire via COMTEX/ -- CEO & President, Thomas Anthony Guerriero, officially announced that WMX Group Holdings, Inc. (OTCQB: WMXGD) and Oxford City Football Club, LLC have entered into a share exchange agreement. The agreement is meant to refocus towards one direction to advance the interest of Oxford City Football Club as well as maximize the earning potential in a global level. Formally, the agreement allows for WMX to do a name change to Oxford City Football Club, Inc. and proceed with a symbol change.

Mr. Guerriero commented, "By focusing our energies towards Oxford City FC's businesses, our company will be in a tremendous position to succeed. This is a remarkable day for our shareholders."

President of Oxford City Football Club, Thomas Anthony Guerriero has plans to leverage his expertise in the financial arena to position the football club in a profitable position to succeed. Through promotion, global expansion and global branding, Oxford City FC intends to become an international brand known around the world.

Oxford City Football Club

Oxford City Football Club was founded in 1882 and has been a fixture in English Football ever since. Oxford City FC currently plays in the Conference North, with their focus on promotion. The organization has a championship tradition leading back to their FA Amateur Cup Championships in 1905-1906. Oxford City FC is one of the oldest and most historic club's in the county. The club has become a major contributor to football growth in the local community. It is also the largest participation club in the county with over 30 teams from all sectors of the community: boys, girls, men, ladies, learning disability teams and veterans. Oxford City FC plays their home games at Oxford FC Stadium.

Oxford City Sports College

Oxford City Sports College thrives to provide our student-athletes a comprehensive year-round curriculum administered in collaboration with the most well respected and accomplished firms in both football and academics he goal of the Oxford City Sports College is to provide student-athletes superb education and extraordinary football training Oxford City Sports College specializes in developing professional football players by scouting and training high quality football talents from around the world through our global network of affiliates.

Oxford City Sports College draws upon a highly credentialed international staff of accomplished football professionals, who are selected for their experience and expertise as trainers. Our training program has the highest level of engagement from professional athletes. Oxford City Football Club Sports College is focused on developing student-athletes into leaders on and off the field. Students garner athletic skills to improve their technique, performance, and stamina. In addition, they will leave the academy with life skills and the knowledge to make sound decisions to pursue their future endeavors.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21B of the Securities and Exchange Act of 1934, as amended. Readers are cautioned not place undue reliance on these forward-looking statements, which are only predictions and only speak as of the date hereof. Forward-looking statements usually contain the words "estimate," "anticipate," "believe," "plan," "expect," or similar expressions and are subject to numerous known and unknown risks and uncertainties. These risks and uncertainties could cause the Company's actual results to differ materially those indicated in the forward-looking statements. Investors are encouraged to carefully review regulatory filings prior to investment consideration. Past performance is no guarantee of future success or that there cannot be losses or business interruption. The Company is in a rapid growth sector that may or may not continue to grow in the future and therefore poses risks that may be different than other investments. Management regularly provides news and additional information believed to be true and accurate at the time of dissemination but has no requirement to modify, comment or change in the future should circumstance change or information prove to be inaccurate for any reason. Additionally, the Company makes every effort to comply with all applicable laws.

ContactThomas Anthony Guerriero617 501 6766tg@wmxgroup.com

SOURCE WMX Group Holdings, Inc.